Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-176438) of American Midstream Partners, LP (Predecessor) of our report dated March 30, 2011 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

March 19, 2012